Exhibit 10.1

STOCK EXCHANGE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is dated as of June 1, 2023 between Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and the stockholder identified on the signature page hereto (the “Stockholder”).

WHEREAS, the Stockholder holds all of outstanding shares of the Company’s Series G Redeemable Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”), plus accrued and unpaid dividends thereon (“Accrued Dividends”) as of the date hereof in the amount of $226,728.79; and

WHEREAS, the Stockholder desires to exchange all of his 3,260 shares (“Series G Shares”) of Series G Preferred Stock and Accrued Dividends for shares of Series J Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred Stock”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Stockholder agree as follows:

1.	Exchange.

(a)         On the First Closing Date,, upon the terms and subject to the conditions set forth herein, the Stockholder shall transfer, convey and assign all of such Stockholder’s right, title and interest in and to 990 Series G Shares and $68,853.22 of Accrued Dividends held by such Stockholder, free and clear of any liens or encumbrances, to the Company, and the Company shall issue to the Stockholder in exchange therefor 11,969 shares (“Series J Shares”) of Series J Preferred Stock. The closing of the Series G Shares exchange (the “First Closing”) shall take place remotely via exchange of documents and signatures on the date hereof (the “First Closing Date”). At the First Closing, the Company shall deliver to the Stockholder a book entry statement evidencing the number of Series J Shares being acquired by the Stockholder, which Series J Shares shall not be convertible into more than 19.99% of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), as of the First Closing Date. Effective as of the First Closing Date, 990 Series G Shares shall be cancelled and retired and revert to authorized but unissued shares of Series G Preferred Stock, and the Stockholder’s right to receive $68,853.22 of Accrued Dividends shall be cancelled.

(b)         On the Second Closing Date, subject to the terms and conditions of this Agreement, including Stockholder Approval (as defined below), the Stockholder shall transfer, convey and assign all of such Stockholder’s right, title and interest in and to 2,270 Series G Shares and the remaining balance of Accrued Dividends held by such Stockholder, free and clear of any liens or encumbrances, to the Company, and the Company shall issue to the Stockholder in exchange therefor 27,889 Series J Shares. As soon as reasonably practicable following, and in any event within 3 business days after the date the Company obtains Stockholder Approval, he closing of the Series G Shares exchange pursuant to this Section 1(b) (the “Second Closing”) shall take place remotely via exchange of documents and signatures (the date of the Second Closing, the “Second Closing Date”). At the Second Closing, the Company shall deliver to the Stockholder a book entry statement evidencing the Series J Shares being acquired by the Stockholder. Effective as of the Second Closing Date, the remaining 2,270 Series G Shares shall be cancelled and retired and revert to authorized but unissued shares of Series G Preferred Stock, and the Stockholder’s right to receive the remaining balance of Accrued Dividends shall be cancelled.

2.         Stockholder Approval. The Company shall hold an annual meeting of stockholders (the “2023 Annual Meeting”) on the earliest practical date, for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, If the Company does not obtain Shareholder Approval at the 2023 Annual Meeting, the Series G exchange pursuant to Section 1(b) hereof shall be null and void and treated as of never made, and the Stockholder shall continue to own 2,270 Series G Shares and the remaining balance of Accrued Dividends. “Stockholder Approval” means such approval as may be required by applicable NYSE American listing standards from the stockholders of the Company with respect to the transaction contemplated by Section 1(b) of this Agreement, including the issuance of shares of Common Stock upon conversion of the Series J Shares in excess of 19.99% of the issued and outstanding Common Stock as of the First Closing Date.

3.         Registration Rights. Within thirty (30) days following the Shareholder’s written request to the Company, the Company shall prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement covering the resale of all Registrable Securities under the Securities Act of 1933, as amended (the “Securities Act”) for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”). The Company shall use its reasonable commercial efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable, and shall use its reasonable commercial efforts to keep each Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Stockholder or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144 in transactions in which the requirements of paragraph (c)(1) thereof do not apply, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall promptly notify the Stockholder of the effectiveness of the Registration Statement. The Stockholder agrees to promptly furnish to the Company a completed and executed Selling Stockholder Questionnaire. All expenses (other than underwriting discounts, selling commissions, stock transfer taxes, and fees and disbursements of counsel for the Stockholder) incurred by the Company in connection with the registration and the filing of the Registration Statement pursuant to this Section 3 shall be borne and paid by the Company. The term “Registrable Securities” means (i) the shares of Common Stock of the Company issuable or issued upon conversion of the Stockholder’s Series J Preferred Stock; and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i); provided, that the Stockholder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, further, that the Stockholder’s shares of Common Stock shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); or (B) such security first becoming eligible for sale by the Stockholder pursuant to Rule 144 in a transaction in which the requirements of paragraph (c)(1) thereof do not apply.

4.         Stockholder Representations and Warranties. By executing and delivering this Agreement, the Stockholder acknowledges, warrants and represents to the Company as follows:

(a)         This Agreement has been duly executed and delivered by the Stockholder and constitutes the Stockholder’s legal, valid and binding obligation, enforceable against the Stockholder in accordance with its terms.

(b)         The Series G Shares are owned of record and beneficially by the Stockholder, free and clear of all liens and encumbrances.

(c)         The Stockholder has obtained and reviewed all documents filed by the Company with the SEC pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including without limitation the information contained therein under the heading “Risk Factors” (all such documents are collectively referred to hereinafter as the “Disclosure Documents”).

(d)         The Stockholder is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act.

(e)         The Stockholder is acquiring the Series J Shares for his own account for investment only and with no present intention of distributing any of such Series J Shares or any arrangement or understanding with any other persons regarding the distribution of such Series J Shares. The Stockholder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Series J Shares except in compliance with the Securities Act and applicable state securities laws.

(f)         The Stockholder is a bona fide resident of the State identified in in the signature page hereto.

5.           Company Representations and Warranties. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act for the two years preceding the date hereof (the foregoing documents, including all exhibits included therein and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, when filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.           Conversion Restriction. Pursuant to Section 6(m) of the Certificate of Designation of Preferences, Rights, Limitations and Restrictions of Series J Preferred Stock, the Company consents to the issuance to Stockholder of shares of Common Stock upon conversion of the Series J Preferred Stock, if as a result of such conversion, the Stockholder beneficially owns (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then outstanding shares of Common Stock. Notwithstanding anything herein to the contrary, the Stockholder and the Company hereby acknowledge and agree that the Stockholder may not effect a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the Stockholder would own more than 33.33% of the total voting power of the Company’s then outstanding capital stock (rounded down to the nearest full share), unless the Stockholder obtains the prior written approval of the board of directors of the Company.

7.            General.

(a)         If any provision of this Agreement or the application of such provision to any party or circumstances shall be held invalid, the remainder of the Agreement, or the application of such provision to such party or circumstances other than those to which it is held invalid, shall not be affected thereby.

(b)         This Agreement and its terms may only be modified or amended by a written instrument signed by both the Company and the Stockholder.

(c)         No failure or delay by either the Company or the Stockholder in exercising or enforcing any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Stockholder of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law.

(d)         Upon acceptance by the Company, this Agreement shall be binding upon and shall inure to the benefit of the Company and the Stockholder and to the successors and assigns of the Company and the Stockholder and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of the Stockholder.

(e)         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts-of-law principles thereof.

(f)         This Agreement constitutes the full and entire understanding and agreement with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(g)         This Agreement may be executed in counterparts, which taken together shall constitute one agreement binding on the parties hereto. Any section headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Joseph W. Meyer

Name: Joe Meyer Title: Director, Finance and Accounting (Principal Financial Officer)

STOCKHOLDER

By:	/s/ John K. Scott, Jr.
John K. Scott, Jr.
Address/Residence: